FEE WAIVER AGREEMENT:

WisdomTree China ex-State-Owned Enterprises Fund
WisdomTree Emerging Markets ex-State-Owned Enterprises Fund
WisdomTree Emerging Markets Consumer Growth Fund
WisdomTree Emerging Markets Quality Dividend Growth Fund


   Registrant incorporates by reference EX-99.(D)(24) on Form 485BPOS, dated and filed on July 28, 2017.
   (SEC Accession No. 0001193125-17-240416)